UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934
Date of report (Date of earliest event reported): October 28, 2008
WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11155 (Commission File Number)	23-1128670 (IRS Employer Identification No.)
2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600
No Change
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 28, 2008, Westmoreland Resources, Inc. (“WRI”), a wholly-owned subsidiary of Westmoreland Coal Company (the “Parent Company”), entered into a 30-day extension of its revolving line of credit with First Interstate Bank, Billings, Montana (“FIB”). Borrowings during this extension period are limited to $10,000,000, a reduction from the $20,000,000 of borrowings available prior to the extension. The reduction in borrowing capacity was due to the withdrawal of a participant bank from the credit facility. All other terms of the borrowing remain the same during the extension period. Outstanding borrowings at October 28, 2008 were $6.2 million. During the extension period, WRI will be negotiating a renewal of the revolving line of credit with FIB and other potential lending sources, as well as seeking other potential sources of equity or debt financing. If the line of credit is renewed for $10 million, the Parent Company will be required to obtain additional capital from other sources to pay heritage and corporate obligations, and such capital may be required as soon as December 2008. If the line of credit is renewed at the $20 million level, the Parent Company will continue to seek additional sources of capital in order to improve its overall liquidity position. If the line of credit is not renewed, WRI will be required to repay the outstanding balance on the line at November 28, 2008, which will likely deplete the Parent Company’s cash reserves.
     The cash flows from the Parent Company’s operating subsidiaries, Westmoreland Mining LLC, Westmoreland Partners (which operates the ROVA power plants), and WRI, provide sufficient liquidity for each of those subsidiaries to continue operations on a stand-alone basis. However, the Parent Company relies on dividends from those subsidiaries, most significantly from WRI, to meet its heritage and corporate obligations. As a result, the nonrenewal of the WRI revolving line of credit or a renewal at the $10 million level, could result in the Parent Company being unable to pay its heritage and corporate obligations as they come due.
     Forward Looking Statements. Statements made in this Current Report on Form 8-K relating to the Company’s future liquidity, capital resources and requirements and potential financing sources, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties, including risks set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	Change in Terms Agreement between Westmoreland Resources, Inc. and First Interstate Bank dated October 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2008

WESTMORELAND COAL COMPANY
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Terms Agreement between Westmoreland Resources, Inc. and First Interstate Bank dated October 28, 2008

4